UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On August 15, 2016, General Cannabis Corp. (the “Company”) obtained two loans in an aggregate amount of $50,000 (the “Loans”), $25,000 each, from AFB2, LLC (“AFB2”) and Belle Harbor Capital, LLC (“Belle Harbor”), collectively the “Lenders”. In exchange for the Loans, the Company issued each of the Lenders a demand promissory note (the “Promissory Note”), each in an amount of $25,000 with an interest rate of eight percent (8%) per year on the unpaid balance, which shall be due and payable in full on demand of the Lenders.  AFB2 is controlled by Peter Bookvar who is a director of the Company.  The Company required the proceeds for working capital.

In connection with the Loans, the Company issued warrants to purchase fifty thousand (50,000) shares of common stock of the Company (the “Warrants”) to each of the Lenders as additional consideration for the Loans. Subject to the terms and conditions set forth in the warrant contracts, each holder of the Warrants may purchase shares of common stock of the Company at a price of seventy-eight cents ($0.78) per share before the expiration date of the Warrants.

The foregoing description of the Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Notes, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of the Warrants, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Securities

The information set forth in Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01

Financial Statements and Exhibits.

(d)     Exhibits.

The exhibits listed in the following Exhibit.

Exhibit No.	Description
10.1	Form of Promissory Note
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 26, 2016

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Promissory Note
10.2	Form of Warrant